As filed with the Securities and Exchange Commission on August 6, 2014

Registration No. 333 –

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNCHRONY FINANCIAL

(Exact Name of Registrant as Specified in its Charter)

Delaware	6199	51-0483352
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

777 Long Ridge Road

Stamford, Connecticut 06902

(203) 585-2400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jonathan S. Mothner, Esq.

Executive Vice President, General Counsel and Secretary

Synchrony Financial

777 Long Ridge Road

Stamford, Connecticut 06902

(203) 585-2400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service

Copies to:

David S. Lefkowitz, Esq. Corey R. Chivers, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000	Stuart C. Stock, Esq. David B.H. Martin, Esq. Covington & Burling LLP 1201 Pennsylvania Avenue, NW Washington, DC 20004 (202) 662-6000	Richard J. Sandler, Esq. John B. Meade, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-197244

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Senior notes	$600,000,000	$77,280

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933. This amount represents the proposed maximum aggregate offering price of the securities registered hereunder to be sold by the Registrant.
(2)	The Registrant previously registered a maximum aggregate offering price of $3,000,000,000 on a Registration Statement on Form S-1 (File No. 333-197244), for which a filing fee of $386,400 was paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation of Certain Information by Reference

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, solely to register an additional $600,000,000 aggregate principal amount of senior notes of Synchrony Financial, a Delaware corporation (the “Company”), consisting of $350,000,000 senior notes due 2019 and $250,000,000 senior notes due 2024. This Registration Statement relates to the public offering of senior notes contemplated by the Registration Statement on Form S-1 (No. 333-197244) originally filed by the Company with the Commission (the “Commission”) on July 3, 2014, as amended by Amendment No. 1 to the Registration Statement on Form S-1 filed with the Commission on August 1, 2014 and Amendment No. 2 to the Registration Statement on Form S-1 filed with the Commission on August 4, 2014 (as amended to date, the “Original Registration Statement”). After giving effect to the issuance of the additional senior notes pursuant to this Registration Statement, the Registrant will issue $500,000,000 aggregate principal amount of senior notes due 2017, $1,100,000,000 aggregate principal amount of senior notes due 2019, $750,000,000 aggregate principal amount of senior notes due 2021 and $1,250,000,000 aggregate principal amount of senior notes due 2024. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the proposed maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Original Registration Statement. The Original Registration Statement, including exhibits and the powers of attorney thereto, are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

Number	Description

5.1*	Opinion of Weil, Gotshal & Manges LLP

23.1	Consent of KPMG LLP

23.2	Consent of Weil, Gotshal & Manges (included in Exhibit 5.1)

24.1**	Powers of Attorney

*	Incorporated by reference to the Exhibit of the same number to Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-197244) (the “Original Registration Statement”) which was filed by the Registrant on August 1, 2014.
**	Included on the signature pages of the Original Registration Statement, which was filed by the Registrant on July 3, 2014, and Amendment No. 1 to the Original Registration Statement, which was filed by the Registrant on August 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut on August 6, 2014.

SYNCHRONY FINANCIAL

By:	/s/ Margaret M. Keane
	Name:	Margaret M. Keane
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on August 6, 2014:

Signature	Title

/s/ Margaret M. Keane Margaret M. Keane	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Brian D. Doubles Brian D. Doubles	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ David P. Melito David P. Melito	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

* William H. Cary	Director

* Daniel O. Colao	Director

* Alexander Dimitrief	Director

* Roy A. Guthrie	Director

* Richard C. Hartnack	Director

* Anne Kennelly Kratky	Director

* Jeffrey G. Naylor	Director

* Dmitri L. Stockton	Director

/s/ Jonathan S. Mothner Jonathan S. Mothner Attorney-in-fact

INDEX TO EXHIBITS

Number	Description

5.1*	Opinion of Weil, Gotshal & Manges LLP

23.1	Consent of KPMG LLP

23.2	Consent of Weil, Gotshal & Manges (included in Exhibit 5.1)

24.1**	Powers of Attorney

*	Incorporated by reference to the Exhibit of the same number to Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-197244) (the “Original Registration Statement”) which was filed by the Registrant on August 1, 2014.
**	Included on the signature pages of the Original Registration Statement, which was filed by the Registrant on July 3, 2014, and Amendment No. 1 to the Original Registration Statement, which was filed by the Registrant on August 1, 2014.